                                                                   Exhibit 10.16

                           AGREEMENT AND BILL OF SALE

         THIS AGREEMENT AND BILL OF SALE (this "Agreement") is entered into as of the 13th day of July, 1998 by and between EB NEVADA INC., a Nevada corporation having its principal office at 2255-A Renaissance Drive, Suite 4, Las Vegas, NV ("Transferor"), and ELECTRONICS BOUTIQUE HOLDINGS CORP., a Delaware corporation having its principal office at 931 South Matlack Street, West Chester, PA ("Transferee").

         WHEREAS, Transferee was incorporated under the laws of the State of Delaware in March 1998 as a holding company for the operating activities of The Electronics Boutique, Inc.;

         WHEREAS, in contemplation of an initial public offering (the "IPO") of shares of common stock, par value $.01 per share, of Transferee ("Common Stock"), Transferor and Transferee have determined that it is in their best interests for Transferor to transfer to Transferee all of the shares that it holds in Electronics Boutique of America Inc., Elbo Inc., EB International, Inc. and Electronics Boutique Canada Inc. (collectively, the "Operating Shares");

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

         1.       Exchange of Shares.

                  (a) Effective (i) immediately prior to the execution of the Underwriting Agreement between Transferor and the Transferee on the one hand and Prudential Securities Incorporated and Salomon Smith Barney, as representatives of the underwriters on the other, to be entered into in connection with the IPO, and (ii) simultaneously with the effectuation of (A) the Agreement and Bill of Sale, dated as of July 13, 1998, between The Electronics Boutique, Inc. and Transferor, (B) the Agreement and Bill of Sale, dated as of July 13, 1998, between Transferee and EB Investment Corp. and (C) the Agreement and Consent to Assignment and Assumption of Partnership Interests, dated as of July 13, 1998, by and among EB Services Corporation, James J. Kim, Agnes C. Kim, certain trusts for the benefit of Susan Y. Kim, David D. Kim and John T. Kim, Transferee, EB Investment Corp. and Electronics Boutique of America Inc., Transferor shall assign, sell, transfer, grant and set over unto Transferee all of Transferor's right, title and interest in the Operating Shares in exchange for that number of shares of Common Stock equal to the amount obtained by dividing $257,705,600 by the initial public offering price per share in the IPO (the "Holdings Shares"), in a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended.

                  (b) Transferee agrees to accept the Operating Shares in exchange for the Holdings Shares, which will be validly issued, fully paid, and non-assessable.

         In furtherance of the foregoing, the parties hereto further agree as follows:

         2. Representations and Warranties. Transferor (i) has good title to the Operating Shares and the power and authority to assign and transfer the Operating Shares and (ii) has made no prior assignment thereof and (iii) to the best of Transferor's knowledge, the Operating Shares are free and clear of all liens, claims and encumbrances.

         3. Successors and Assigns. The rights, interests and benefits granted hereby and the burdens and obligations imposed hereby shall inure to the benefit of and be binding upon, as the case may be, the parties hereto and their respective successors and assigns.

         4. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its choice of laws principles.

         5. Further Assurances. Transferor and Transferee each agree that they shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         6. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute a single agreement.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WEHREOF, Transferor and Transferee have caused this Agreement to be duly executed as of the day and year first above written.

TRANSFEROR:                             TRANSFEREE:

EB NEVADA INC.                          ELECTRONICS BOUTIQUE HOLDINGS
                                        CORP.


By: /s/ Susan Y. Kim                    By: /s/ Joseph J. Firestone
   -----------------                       ------------------------
   Susan Y. Kim,                           Joseph J. Firestone,
   Secretary                               President and Chief Executive Officer




                                       3